UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2004

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 28, 2004, TurboChef Technologies, Inc. (“TurboChef”) issued a press release (the “Release”) reporting its financial results for the quarter ended September 30, 2004.  A copy of the Release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Report furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 2.02 of this Form 8-K.

ITEM 5.02            APPOINTMENT OF PRINCIPAL OFFICERS

On October 28, 2004, the Company’s Board of Directors approved the appointment of Paul P. Lehr, age 58, as Chief Operating Officer.  Mr. Lehr serves until he is replaced by the Board of Directors, resigns or retires.  He has served as the Company’s Vice President of Operations since November 2003.  Prior to joining the Company, he was Executive Vice President – Commercial Sales of CSK Auto, a publicly traded automotive parts distribution company, from February 2000 to December 2001.  In 1980, Mr. Lehr founded Motor Age, Inc., a distributor of automotive replacement parts that grew to be one of the ten largest such distributors.  It became part of Parts Plus Group, Inc. in 1997, and he served as President and CEO of that industry roll-up until he joined CSK.  Mr. Lehr received a BS in Economics and an MBA from City University of New York.

The Company and Mr. Lehr entered into an employment agreement for two years, beginning October 29, 2003, which automatically renews for an additional year at the end of the initial term and at the end of each renewal year unless notice of non-renewal is given at least six months in advance.  The employment agreement provides for an annual base salary of $200,000 and severance compensation equal to one-half the annual base salary.  The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code.  Finally, the employment agreement prohibits the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

ITEM 7.01            REGULATION FD DISCLOSURE

In the Release, TurboChef also announced revised guidance on its anticipated revenues for its 2004 fiscal year.

The information in this Report furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 7.01 of this Form 8-K.

ITEM 8.01            OTHER EVENTS

On October 28, 2004, TurboChef also announced that its common stock is expected to begin trading on the American Stock Exchange on November 2, 2004 under the symbol “TCF”.  While the American Stock Exchange has approved TurboChef’s common stock for trading, approval is contingent upon TurboChef being in compliance with all applicable listing standards on the date it begins trading on the exchange, and approval may be rescinded if TurboChef is not in compliance with such standards.

TurboChef also announced that all of its formerly outstanding shares of Series D Convertible Preferred Stock have been converted into shares of common stock.  Including shares issued as a result of the conversion, TurboChef had 72,443,648 shares of common stock outstanding as of October 28, 2004.

TurboChef also announced that it plans to effect a 1-for-3 reverse stock split during the fourth quarter of 2004 to, among other things, bring its trading price range and outstanding shares of common stock to a more desirable level.  OvenWorks, LLLP, TurboChef’s majority stockholder, has indicated that it intends to approve the reverse stock split by written consent.  As a result TurboChef will not call a meeting of its stockholders or solicit proxies in connection with the reverse stock split.  TurboChef will prepare, file and distribute an information statement in accordance with applicable securities laws that contains detailed information about the reverse stock split.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 14, 2004, by and between TurboChef Technologies, Inc. and Paul P. Lehr
99.1*	Press Release of TurboChef Technologies, Inc. dated October 28, 2004

*        Furnished solely pursuant to Items 2.02 and 7.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant) By: /s/ James A. Cochran James A. Cochran Senior Vice President and Chief Financial Officer

Date:  November 1, 2004